                                                                    EXHIBIT 99.2

                     TRANSCONTINENTAL REALTY INVESTORS, INC.

                         SPECIAL MEETING OF STOCKHOLDERS
                                 MARCH 27, 2002


    1. Proposal to approve the acquisition of all of the outstanding common stock of the Company by American Realty Investors, Inc. ("ARL") through the merger of a recently formed wholly-owned subsidiary of ARL with and into the Company.

            [ ] FOR             [ ] AGAINST           [ ] ABSTAIN

    2. In the discretion of the proxies on any other matters that may properly come before the Meeting or any adjournments thereof.


Please date this proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

   DATED: __________________ , 2002


   -----------------------------------------
   Signature of Stockholder


   -----------------------------------------
   Signature if held jointly

Please mark, date, sign and mail your proxy promptly in the envelope provided.

                     TRANSCONTINENTAL REALTY INVESTORS, INC.

     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS.

             The undersigned hereby (1) acknowledges receipt of the Notice of Special Meeting of Stockholders of Transcontinental Realty Investors, Inc. (the "Company") to be held at 1800 Valley View Lane, Suite 300, Dallas, TX 75234 at 3:00 p.m. local time on March 27, 2002, and the Joint Proxy Statement and Prospectus mailed therewith and (2) appoints Mark W. Branigan and Robert A. Waldman, or either of them, the undersigned's proxy with full power of substitution for and in the name, place and stead of the undersigned to vote all common stock of the Company owned by the undersigned standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote at the Meeting and any adjournments thereof, on the following matters as indicated below and such other business as may properly come before the Meeting.

             THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (i) FOR THE PROPOSAL TO APPROVE THE ACQUISITION BY AMERICAN REALTY INVESTORS, INC. ("ARL") OF ALL OF THE OUTSTANDING COMMON STOCK, PAR VALUE $.0.01 PER SHARE, OF THE COMPANY THROUGH THE MERGER OF A RECENTLY FORMED WHOLLY-OWNED SUBSIDIARY OF ARL WITH AND INTO THE COMPANY, AND (ii) IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

             The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the common stock of the Company and hereby ratifies and confirms all that the proxies, their substitutes, or any of them lawfully do by virtue hereof.

             PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)